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                                                                    Exhibit 99.1

                             Aerovox Incorporated
                                      and
                   ChaseMellon Shareholder Services, L.L.C.
               (as successor rights agent to Mellon Bank, N.A.)
                                as Rights Agent

                            Amendment No. 1 to the
                               Rights Agreement
                         Dated as of December 1, 1989

                                Amendment No. 1
                                ---------------

     This Amendment No. 1, dated as of October 7, 1999 (this "Amendment"), is
                                                              ---------
among Aerovox Incorporated, a Delaware corporation (the "Company"), and
                                                         -------
ChaseMellon Shareholder Services, L.L.C. (as successor rights agent to Mellon Bank, N.A.), as Rights Agent:

     WHEREAS, pursuant to Section 27 of the Rights Agreement (as defined below), the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Rights Agent shall join with the Company in the execution and delivery of any supplement or amendment;

     WHEREAS, the Company desires to make certain amendments to the Rights Agreement; and

     WHEREAS, the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by each of them;

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. Rights Agreement; Definitions. This Amendment amends the Rights
        -----------------------------
Agreement (as in effect prior to giving effect to this Amendment, the "Rights
                                                                       ------
Agreement"). Terms defined in the Rights Agreement as amended hereby (the
---------
"Amended Rights Agreement") and not otherwise defined herein are used with the
 ------------------------
meaning so defined.

     2.  Amendment of Rights Agreement. Effective upon the date hereof, the
         -----------------------------
Rights Agreement is amended as follows:

            2.1. Amendment of Section 21. The term "$50 million" in subsection
                 -----------------------
     (i) of Section 21 of the Rights Agreement is hereby replaced by the term "$10 million".

         3. General. This Amendment may be executed in any number of
            -------
counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Amendment shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The State of Delaware.

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     Each of the undersigned has caused this Amendment to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

                             AEROVOX INCORPORATED


                             By /s/ Robert D. Elliott
                                ------------------------------
                                Name: Robert D. Elliott
                                Title: President and Chief Executive Officer



                             CHASEMELLON SHAREHOLDER SERVICES
                              (as successor rights agent to Mellon Bank, N.A.), as Rights Agent


                             By /s/ Michael A. Nespoli
                                ------------------------------
                                Name:  Michael A. Nespoli
                                Title: Vice President

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